ADDISON-DAVIS DIAGNOSTICS, INC.

                                   EXHIBIT 21

                    SUBSIDIARIES OF THE SMALL BUSINESS ISSUER

NAME OF SUBSIDIARY STATE OF INCORPORATION

Nico International, Inc. - Delaware